Exhibit 10.1

THIS NOTE, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE, THE STOCK PURCHASE WARRANT ISSUABLE IN CONNECTION WITH THIS NOTE AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

JAMESON STANFORD RESOURCES CORPORATION

12% CONVERTIBLE REDEEMABLE PROMISSORY NOTE

August 19, 2013	$500,000

Jameson Stanford Resources Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of Joseph Marchal (the “Holder”) the principal amount of $500,000 (the “Principal Amount”) together with interest thereon calculated from the date hereof in accordance with the provisions of this Convertible Redeemable Promissory Note (the “Note”). This Note was offered in a private securities offering, the terms of which are described in the Subscription Agreement executed by the Holder of same date herewith (the “Offering”).

1. Payment of Interest. Simple interest will accrue at a rate of twelve percent (12%) annually on the unpaid Principal Amount of this Note outstanding from time to time. The Company will pay to the Holder all accrued, but unpaid, interest no later than September 14, 2014 (the “Maturity Date”). Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid. Interest will accrue on any principal payment due under this Note and on any interest which has not been paid on the date on which it is payable until such time as payment is actually delivered to the Holder.

2. Payment of Principal. The Company will pay the principal amount of five hundred thousand dollars ($500,000) (or such principal amount then outstanding) to the Holder on or before the Maturity Date.

3. Security. This Convertible Redeemable Promissory Note is secured by certain collateral assets owned by the Company through its wholly-owned subsidiary, Bolcán Mining Corporation, subject to the terms, conditions and obligations of the Pledge and Security Agreement dated August 19, 2013.

4. Right of Redemption. Subject to the terms and provisions of this paragraph 4, the Company has the right to call this Note for Redemption.

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4.1. Redemption. At any such time that shares of Common Stock of the Company (the “Common Stock”) shall have closed at or above two dollars ($2.00) per share for twenty (20) consecutive trading days, the Company shall have the right (upon providing written notice to the Holder), but not the obligation, to redeem all or any portion of the outstanding Principal Amount and accrued interest by prepayment of such amount as the Company may determine (a “Redemption Event”).

4.2. In the event of any Redemption Event, the Company shall deliver to the Holder a written irrevocable redemption notice (the “Redemption Notice”) indicating the amount intended to be so redeemed (the “Redemption Amount”) and the date on which such redemption shall be made (the “Redemption Date”). Such Redemption Notice shall be delivered to the Holder at least fifteen (15) business days prior to the Redemption Date.

4.3. Upon receipt of any Redemption Notice, the Holder shall then have the option (by notifying the Company in writing within ten (10) business days of receipt of the Redemption Notice) to accept the prepayment in cash or elect to convert the Note into Common Stock pursuant to paragraph 6, below.

5. Event of Default. Subject to the terms and provisions of this paragraph 5, default by the Company in payment of principal, interest or other obligations of this Note when due shall cause an acceleration of all of the amounts due hereunder .

5.1. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) Any default in the payment of the principal of, interest on or other charges in respect of this Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(b) The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commits any breach or default of any provision of this Note.

5.2. During the time that any portion of this Note is outstanding, if any Event of Default has occurred and such Default is not cured by the Company within sixty (60) days of the occurrence of the Event of Default (the “Cure Period”), the amount equal to one hundred fifty percent (150%) of the outstanding principal amount of this Note, together with accrued interest and other amounts owing in respect thereof (the “Default Amount”) shall become at the Holder’s election, immediately due and payable in cash, provided however, the Holder at its option shall have the right(but shall have no obligation), with three (3) business days advance written notice to the Company after the expiration of the Cure Period, to elect to convert the Note into Common Stock pursuant to paragraph 6, below.

6. Conversion.

6.1. Optional Conversion by Holder. At any time prior to Maturity, the Holder shall have the right (upon providing written notice to the Company), but not the obligation, to convert all or any portion of the outstanding Principal Amount together with accrued interest into fully paid and nonassessable shares of Common Stock at the conversion price set forth below.

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6.2. Conversion Price. Subject to adjustment as described below, the conversion price per share (the “Conversion Price”) shall be the lower of (a) fifty cents ($0.50) per share, or (b) eighty percent (80%) of the per share price of any equity offering closed by the Company while this Note remains outstanding. The shares of Common Stock to be issued upon conversion are herein referred to as the “Conversion Shares”.

6.3. Mechanics of Conversion. In the event that the Holder or the Company elects to convert this Note into shares of the Company’s Common Stock (the “Converting Party”), the Converting Party shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the other party and such Notice of Conversion shall provide a breakdown in reasonable detail of the amount of Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and accrued interest as entered in its records and shall provide written notice thereof to the Holder within ten (10) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion.

6.4. Adjustment Provisions. The Conversion Price and the number and kind of shares or other securities to be issued upon conversion determined herein shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(a) Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

6.5. Reservation of Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

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7. Common Stock Purchase Warrant. In connection with the Offering, the Company shall issue to the Holder a Common Stock Purchase Warrant entitling the Holder to purchase, through and including September 30, 2015, five hundred thousand (500,000) shares of Common Stock at an exercise price of one dollar ($1.00) per share. The form of the Common Stock Purchase Warrant is attached hereto as Exhibit “A”.

8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

9. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full or upon full conversion of this Note, this Note shall be surrendered to the Company for cancellation and will not be reissued.

10. Place of Payment. Payments of principal and interest are to be delivered to the Holder at the address set forth below for the Holder or to such other address or to the attention of such other person as specified by prior written notice to the Note.

11. Rank. This Note shall be senior in rank to any other debt held by officers, directors or affiliates of the Company and may not be subordinated to any other debt issued by the Company without the written consent of the Holder.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

JAMESON STANFORD RESOURCES CORPORATION

By:	/s/ Michael Stanford

Name:	Michael Stanford

Title:	Chairman & Chief Executive Office

Date:	August 19, 2013

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Exhibit “A”

Common Stock Purchase Warrant

THIS COMMON STOCK PURCHASE WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

JAMESON STANFORD RESOURCES CORPORATION

COMMON STOCK PURCHASE WARRANT

Jameson Stanford Resources Corporation, a Nevada corporation (the “Company”), hereby agrees that, for value received, Joseph Marchal (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. ET, on September 30, 2015, five hundred thousand (500,000) shares of Common Stock of the Company (the “Common Stock”), at an exercise price of $1.00 per share, subject to adjustment (the “Exercise Price”). This Common Stock Purchase Warrant (the “Warrant”) was offered as part of a private securities offering of Convertible Redeemable Promissory Notes and Common Stock Purchase Warrants, the terms of which are described in such respective agreements executed by the Holder of same date herewith (the “Offering”).

1.	EXERCISE OF WARRANT. The purchase rights granted by this Warrant shall be exercised in whole or in part by the Holder surrendering this Warrant with the form of exercise document attached hereto duly executed by such Holder, to the Company at its principal office, accompanied by cash or by certified check or by bank wire transfer in immediately available funds payable to the order of the Company for the purchase price payable in respect of the shares of Common Stock being purchased (the “Warrant Shares”). If less than all of the shares purchasable hereunder are purchased, the Company will, upon such exercise, execute and deliver to the Holder hereof a new Warrant (dated the date hereof) evidencing the number of shares not so purchased.

Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Warrant Shares equal to the value of this Warrant by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder the number of Warrant Shares computed using the following formula:

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	X	=	Y*(Z-T)/Z
Where:	X	=	the number of Warrant Shares to be issued to the Holder.
	Y	=	the number of Warrant Shares purchasable hereunder.
	Z	=	the market value of one Share of Common Stock on the date of determination.
	T	=	the per share Exercise Price (as adjusted).

Market Value. For purposes of this Section 1, the per share market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the Over-the-Counter Bulletin Board, or the principal exchange on which the Common Stock is listed, for the fifteen trading days ending five trading days prior to the date of determination of market value.

As soon as practicable after any exercise of this Warrant and payment of the purchase price (if applicable), the Company will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates representing the Warrant Shares purchased upon such exercise. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

“The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant dated August 19, 2013 issued by Jameson Stanford Resources Corporation, a copy of which is available for inspection at the offices of Jameson Stanford Resources Corporation. Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant. In addition, no sale, offer to sell or transfer of this Common Stock Purchase Warrant or the shares of common stock represented by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to such shares is then in effect or an exemption from the registration requirements of the Securities Act is then in fact applicable to such shares.”

2. NEGOTIABILITY AND TRANSFER. This Warrant is issued upon the following terms, to which each Holder hereof consents and agrees:

(a) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b) Each successive Holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

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3. STOCK SPLIT; STOCK DIVIDENDS; REORGANIZATIONS. If the Company shall at any time hereafter subdivide or combine its outstanding shares of common stock, or declare a dividend payable in common stock, the exercise price hereof in effect immediately prior to the subdivision, combination or record date for such dividend payable in common stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in common stock, and the number of shares purchasable upon exercise of this Warrant immediately preceding such event shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in common stock and against the number of shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of shares purchasable after such event proportional to such exercise price and number of shares purchasable immediately preceding such event.

(a) No fractional shares are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of the Common Stock on the day of exercise as determined in good faith by the Company.

(b) In case of any capital reorganization or any reclassification of the common stock of the Company, or in the case of any consolidation with or merger of the Company into or with another entity or the sale of all or substantially all of its assets to another entity, which is effected in such a manner that the Holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

(c) When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price, and (i) cause a copy of such statement to be mailed to the Holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

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4. NOTICES. The Company shall mail to the registered Holder of the Warrant, at his or her last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of common stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the Holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of common stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company’s assets shall be considered and acted upon.

5. RESERVATION OF COMMON STOCK. A number of shares of common stock sufficient to provide for the exercise of the Warrant and the shares of common stock included therein upon the basis herein set forth shall at all times be reserved for the exercise hereof.

6. MISCELLANEOUS. Whenever reference is made herein to the issue or sale of shares of common stock, the terms “common stock” or “shares” shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

(a) The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

(b) The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the “Holder of” include the immediate Holder of shares purchased on the exercise of this Warrant, and the word “Holder” shall include the plural thereof. This Warrant shall be interpreted under the laws of the State of Nevada.

(c) All shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non assessable, and the Company will pay all taxes in respect of the issuer hereof.

(d) Notwithstanding anything contained herein to the contrary, the Holder of this Warrant shall not be deemed a shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised or converted.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of this 19th day of August 2013.

JAMESON STANFORD RESOURCES CORPORATION

By:	/s/ Michael Stanford

Name:	Michael Stanford

Title:	President & Chief Executive Officer

Date:	August 19, 2013

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Exhibit to Common Stock Purchase Warrant dated August 19, 2013

NOTICE OF EXERCISE OF WARRANT TO PURCHASE SHARES OF

COMMON STOCK OF JAMESON STANFORD RESOURCES CORPORATION

The undersigned does by this notice request that Jameson Stanford Resources Corporation, a Nevada corporation (the “Company”), issue to the undersigned that number of shares of Common Stock of the Company specified below (the “Shares”) at the price per Share specified below pursuant to the exercise of the undersigned’s rights under the Common Stock Purchase Warrant (the “Warrant”) dated August 19, 2013.

Simultaneously herewith, the undersigned delivers to the Company the purchase price for the Shares (i.e., that amount which is obtained by multiplying the number of Shares for which the Warrant is being exercised by the price specified), by good funds. In the event of Net Issue Exercise no payment is required.

The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the undersigned’s own account and not on behalf of any other person and without any present view to making a public offering or distribution of same and without any present intention of selling same at any particular time or at any particular price or upon the occurrence of any particular event or circumstance.

The undersigned acknowledges and understands that in connection with the acquisition of the Shares by the undersigned:

1.	The Company has informed the undersigned that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities or Blue Sky law or laws, and thus the Shares may not be transferred or otherwise disposed of until the Shares are subsequently registered under the Securities Act and the applicable state securities or Blue Sky law or laws or an ex-emption from such registration requirements is available.
2.	The undersigned has been informed that a legend referring to the restrictions indicated herein on transferability and sale will be placed upon the certificate(s) evidencing the Shares.
3.	The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act, as amended.
4.	If the undersigned is required to file a Form 144 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the undersigned shall mail a copy of such Form to the Company at the same time and each time the undersigned mails a copy to the Securities and Exchange Commission.

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Cash Exercise:

A.	Date of Warrant: August 19, 2013

B.	Number of Shares purchasable under Warrant: 500,000

C.	Number of Shares of Common Stock to be purchased at this time: _________________

D.	Exercise price per Share: $1.00

E.	Aggregate price to be paid for Shares actually purchased (D*C) = $ _______________

OR

Net Issue Exercise:

A.	Date of Warrant: August 19, 2013

B.	Number of Warrant Shares covered by Warrant: 500,000 (Y)

C.	Market value of one Share of Common Stock (Z)

D.	Exercise price per Share: $1.00 (T)

E.	Number of Warrant Shares to be issued to the Holder: _________________(X)

Where: X = Y*(Z-T)/Z

PURCHASER

By:	/s/ Joseph Marchal

Name:	Joseph Marchal

Date:

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